EXHIBIT 99.1

Contact: Elise Eberwein 480/693-5574
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS THIRD
QUARTER RESULTS
Background information for the new US Airways Group, Inc. third quarter 2005 results:
•	US Airways Group and America West Holdings Corporation merged on Sept. 27, 2005. Although the merger was structured so that America West Holdings became a wholly owned subsidiary of US Airways Group, America West Holdings is treated as the acquiring company for accounting purposes under Statement of Financial Accounting Standards No. 141 “Business Combinations.” Therefore, the third quarter 2005 results of the new US Airways Group contain 88 days of America West Holdings results and only four days of consolidated US Airways Group and America West Holdings results. The 2004 results contain 92 days of America West Holdings only.
•	The merger accounting also results in a very low number of reported weighted average shares outstanding for two reasons. First, US Airways Group’s new shares of common stock were not outstanding for most of the third quarter, and secondly, the previous America West Holdings Class B shares were converted to US Airways Group shares at a conversion ratio of 0.4125. For the merged Company’s third quarter 2005 results, reported weighted average shares outstanding are 17 million. The actual number of shares outstanding for US Airways Group as of today’s reporting date, Nov. 9, 2005, is approximately 82 million.
•	US Airways Group’s third quarter 2005 net loss was $87 million versus $29 million for the same period last year. Excluding special items, the third quarter net loss improved to $23 million from $46 million for the third quarter 2004.
TEMPE, Ariz., Nov. 9, 2005 — US Airways Group, Inc. (NYSE: LCC) today reported a third quarter 2005 net loss of $87 million or $5.04 per diluted share. This compares to a net loss of $29 million or $1.92 per diluted share for the same period last year. The
Company’s third quarter 2005 results include a number of special charges primarily due to merger-related aircraft transactions. Excluding special items, the Company reported third quarter 2005 consolidated net loss of $23 million or $1.33 per diluted share versus a net loss excluding special items of $46 million or $3.06 per diluted share in the third quarter of 2004. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP)
financial information to non-GAAP financial information.
US Airways Group Chairman, CEO and President Doug Parker stated, “The biggest news from our third quarter 2005 was the completion of the US Airways/America West merger, and obviously our third quarter results do not yet include any of the expected positive effects from that merger. Like all airlines, we continue to face record high fuel prices but we were very pleased with our unit revenue performance in the quarter. Looking forward, we are encouraged by the planned reductions in capacity announced by a number of our competitors.”
While it is still very early, we are extremely pleased with the progress made on integration thus far. Our employees are doing an excellent job of taking care of our customers, much work has already been done on the operational integration and we are tracking well against our synergy, or profit improvement, objectives. Consistent with the financial projections we disclosed during the merger process, we continue to believe that the new US Airways will be profitable in 2006, excluding one-time merger-related transition costs.”
US Airways, Inc. and America West Airlines, Inc. Results
Though not included in the Company’s consolidated results, except for four days after the merger closed (Sept. 27-30), US Airways, Inc. reported net income of $584 million for its third quarter 2005, which included a non-cash gain of $664 million related to the Company’s recent reorganization. Excluding the reorganization gain, US Airways, Inc. reported a net loss of $80 million for the third quarter 2005.
America West Airlines, Inc. reported a net loss of $71 million for the third quarter 2005. Excluding special items, America West’s net loss for the third quarter was $7 million.
Revenue and Cost Performance
Revenue for the new US Airways Group increased 36.4 percent during third quarter 2005 compared to the same period last year largely due to the merger and improving unit revenues. On a standalone basis, mainline passenger revenue per available seat mile (PRASM) for America West Airlines increased 16.9 percent during the third quarter 2005 compared to the same period last year, and 5.5 percent for US Airways, Inc. for the same period.
US Airways Group’s operating expenses during its third quarter 2005 increased 44.7 percent compared to the prior year, driven by the merger and a 45.5 percent increase in average fuel price. On a standalone basis, mainline unit costs excluding special items, fuel and gains realized on fuel hedging increased 5.0 percent at America West Airlines and declined 17.5 percent at US Airways, Inc.
Liquidity
As of Sept. 30, 2005, the Company had $2.2 billion in total cash and investments, of which $1.4 billion was unrestricted. Since the quarter ended, the Company’s cash position has increased as a number of merger-related transactions closed after September 30. As of Oct. 31, 2005, the Company’s total cash and investments was $2.6 billion, of which $1.7 billion was unrestricted.

Integration Update
As recently communicated in the Company’s Oct. 2005 traffic results, the Company has achieved several integration milestones, including:
•	Successfully integrated America West and US Airways on day one without any significant issues.

•	Combined 16 of the new airline’s 38 common-use airports; all but seven airport operations will be combined by end of year.

•	Completed the first phase of the new airline’s code-share, resulting in 215 city pairs now available for purchase.

•	Combined frequent flyer programs allowing customers to “earn and burn” miles on both airlines.

•	Offered elite members in either program unlimited complimentary upgrades to First Class, when available, on both airlines.

•	Combined airline club programs allowing fully reciprocal club access on both airlines.

•	Synchronized customer related policies including the elimination of Saturday night stays, and simplified the operation by eliminating the transport of hazardous materials and animals in cargo.

•	Began work to transition to one single reservation system for the combined airline, which will be the EDS reservation system currently used by the former America West.

•	Reduced director and above management headcount by 31 percent.

•	Signed a lease for an additional 148,000 square feet building in Tempe to house a variety of functions for the combined airline starting in April 2006.

•	Began to work with the Federal Aviation Administration to move both airlines to one operating certificate over the course of 24 months.
Analyst Conference Call/Webcast Details
US Airways will conduct a live audio webcast and podcast download of its earnings call today at 11:00 a.m. EST, which will be available to the public on a listen-only basis at www.americawest.com under the Public/Investor Relations tab. An archive of the call/webcast and podcast will be available in the Public/Investor Relations portion of the airline’s Web site through Nov. 18, 2005.
About US Airways
US Airways and America West’s recent merger creates the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 4,000 flights per day and serve more than 225 communities in the U.S., Canada, Europe, the Caribbean and Latin America. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com.
US Airways is a member of Star Alliance, which was established in 1997 as the first truly global airline alliance to offer customers global reach and a smooth travel experience. Star Alliance has been voted Best Airline Alliance by Skytrax in 2003 and 2005. The members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT

Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, Spanair, TAP Portugal, THAI, United, US Airways and VARIG Brazilian Airlines. South African Airways and SWISS will be integrated during the first half 2006. Overall, the member carriers offer more than 15,000 daily flights to 790 destinations in 138 countries.
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the Company), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies’ reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly report on Form 10-Q for the quarter ended September 30, 2005 and in the filings of the Company with the SEC, which are available at www.usairways.com.
Financial Tables to Follow

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 5
US Airways Group, Inc.
Condensed Consolidated Statements of Operations
(in millions except per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	9 Months Ended	9 Months Ended	Percent
	September 30, 2005	September 30, 2004	Change	September 30, 2005	September 30, 2004	Change
Operating revenues
Mainline passenger	$704	$542	29.9	$1,935	$1,649	17.3
Express revenue	157	98	60.2	392	260	50.8
Cargo	9	6	50.0	25	20	25.0
Other	56	33	69.7	130	93	39.8

Total operating revenues	926	679	36.4	2,482	2,022	22.7

Operating expenses
Aircraft fuel and related taxes	252	153	64.7	611	416	46.9
Gain on fuel hedging instruments, net:
Realized	(29)	(6)	—	(51)	(11)	—
Unrealized	(27)	(20)	35.0	(73)	(25)	—
Salaries and related costs	193	165	17.0	542	493	9.9
Express expenses:
Fuel	56	27	—	132	68	94.1
Other	112	74	51.4	282	196	43.9
Aircraft rent	90	77	16.9	248	227	9.3
Aircraft maintenance	64	54	18.5	162	157	3.2
Other rent and landing fees	48	43	11.6	135	127	6.3
Selling expenses	48	38	26.3	129	117	10.3
Special charges, net	84	2	—	85	1	—
Depreciation and amortization	16	13	23.1	39	40	(2.5)
Other	90	69	30.4	232	185	25.4

Total operating expenses	997	689	44.7	2,473	1,991	24.2

Operating income (loss)	(71)	(10)	—	9	31	(71.0)

Nonoperating income (expenses)
Interest income	4	2	100.0	8	5	60.0
Interest expense, net	(21)	(20)	5.0	(60)	(59)	1.7
Other, net	1	(1)	—	3	3	—

Total nonoperating expenses, net	(16)	(19)	(15.8)	(49)	(51)	(3.9)

Loss before income taxes	(87)	(29)	—	(40)	(20)	100.0

Income taxes	—	—	—	—	—	—

Net loss	$(87)	$(29)	—	$(40)	$(20)	100.0

Loss per share:
Basic	$(5.04)	$(1.92)	—	$(2.51)	$(1.32)	90.2

Diluted	$(5.04)	$(1.92)	—	$(2.51)	$(1.32)	90.2

Shares used for computation:
Basic	17,262	14,896 (1)	15.9	15,737	14,845 (1)	6.0

Diluted	17,262	14,896 (1)	15.9	15,737	14,845 (1)	6.0

(1) Basic and diluted shares for 2004 were calculated by multiplying the originally reported number of shares by 0.4125 for the quarter and year-to-date. The originally reported shares were 36,111 and 35,989 for the quarter and year-to-date respectively.

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 6
US Airways Group, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		9 Months Ended	9 Months Ended	Percent
	September 30, 2005	September 30, 2004	Change		September 30, 2005	September 30, 2004	Change
Mainline:
Revenue passenger miles (in millions)	6,716	6,227	7.9		18,773	17,448	7.6
Available seat miles (ASM) (in millions)	8,403	7,646	9.9		23,460	22,550	4.0
Passenger load factor (percent)	79.9	81.4	(1.5	) pts	80.0	77.4	2.6	pts
Yield (cents)	10.49	8.71	20.4		10.31	9.45	9.1
Passenger revenue per ASM (cents)	8.38	7.09	18.2		8.25	7.31	12.8
Total revenue per ASM (cents)	9.15	7.60	20.4		8.91	7.81	14.1
Passenger enplanements (in thousands)	6,190	5,556	11.4		17,113	15,796	8.3
Aircraft (end of period)	393	139	—		393	139	—
Operating cost per ASM (cents)	9.87	7.68	28.5		8.77	7.66	14.5
Operating cost per ASM excluding special items (cents)	9.11	7.93	14.8		8.66	7.76	11.6
Operating cost per ASM excluding special items, fuel and realized gains on fuel hedging instruments, net (cents)	6.45	6.01	7.3		6.28	5.97	5.2

Express
Revenue passenger miles (in millions)	992	720	37.8		2,566	1,757	46.0
Available seat miles (in millions)	1,383	968	42.9		3,589	2,422	48.2
Passenger load factor (percent)	71.7	74.4	(2.7	) pts	71.5	72.5	(1.0	) pts
Total revenue per ASM (cents)	11.37	10.09	12.7		10.93	10.73	1.9
Operating cost per ASM (cents)	12.11	10.43	16.1		11.55	10.90	6.0

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	7,708	6,947	11.0		21,339	19,205	11.1
Available seat miles (in millions)	9,786	8,614	13.6		27,049	24,972	8.3
Passenger load factor (percent)	78.8	80.6	(1.8	) pts	78.9	76.9	2.0	pts
Total revenue per ASM (cents)	9.46	7.88	20.1		9.18	8.10	13.3
Operating cost per ASM (cents)	10.19	7.99	27.5		9.14	7.97	14.7

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 7
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
The Company believes that the presentation of certain non-GAAP financial measures such as net loss and CASM excluding special items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel and gains on fuel hedging instruments is useful to investors because it provides the ability to monitor the airline’s cost performance absent fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.
US Airways Group, Inc.
Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel and Realized Gains
on Fuel Hedging Instruments
Reconciliation of Net Loss Excluding Special Items

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(in millions except per share amounts)
Net loss used to calculate basic loss per share:
Net loss as reported	$(87)	$(29)	$(40)	$(20)
Special items:
Special charges — Airbus restructuring fees (1)	57	—	57	—
Special charges — 3q04 return of Boeing 737-200 (2)	—	2	1	1
Special charges — 3q04 write off of debt issue costs (3)	—	1	—	1
Loss on aircraft sale leaseback transaction (4)	27	—	35	—
GE MOU (5)	7	—	7	—
Unrealized gain on fuel hedging instruments, net (6)	(27)	(20)	(73)	(25)

Net loss, as adjusted for special items	$(23)	$(46)	$(13)	$(43)

Basic loss per share	$(5.04)	$(1.92)	$(2.51)	$(1.32)
Special items:
Special charges — Airbus restructuring fees	3.30	—	3.62	—
Special charges — 3q04 return of Boeing 737-200	—	0.13	0.06	0.07
Special charges — 3q04 write off of debt issue costs	—	0.07	—	0.07
Loss on aircraft sale leaseback transaction	1.56	—	2.22	—
GE MOU	0.41	—	0.44	—
Unrealized gain on fuel hedging instruments, net	(1.56)	(1.34)	(4.64)	(1.68)

Basic loss per share, as adjusted for special items	$(1.33)	$(3.06)	$(0.81)	$(2.86)

Basic shares (in thousands)	17,262	14,896	15,737	14,845

Net loss used to calculate diluted loss per share:
Net loss as reported	$(87)	$(29)	$(40)	$(20)
Special items:
Special charges — Airbus restructuring fees (1)	57	—	57	—
Special charges — 3q04 return of Boeing 737-200 (2)	—	2	1	1
Special charges — 3q04 write off of debt issue costs (3)	—	1	—	1
Loss on aircraft sale leaseback transaction (4)	27	—	35	—
GE MOU (5)	7	—	7	—
Unrealized gain on fuel hedging instruments, net (6)	(27)	(20)	(73)	(25)

Net loss, as adjusted for special items	$(23)	$(46)	$(13)	$(43)

Diluted loss per share	$(5.04)	$(1.92)	$(2.51)	$(1.32)
Special items:
Special charges — Airbus restructuring fees	3.30	—	3.62	—
Special charges — 3q04 return of Boeing 737-200	—	0.13	0.06	0.07
Special charges — 3q04 write off of debt issue costs	—	0.07	—	0.07
Loss on aircraft sale leaseback transaction	1.56	—	2.22	—
GE MOU	0.41	—	0.44	—
Unrealized gain on fuel hedging instruments, net	(1.56)	(1.34)	(4.64)	(1.68)

Diluted loss per share, as adjusted for special items	$(1.33)	$(3.06)	$(0.81)	$(2.86)

Diluted shares (in thousands)	17,262	14,896	15,737	14,845

Footnotes:

1) The 2005 quarter includes AWA’s restructuring fee of $50 million along with $7 million in related capitalized interest in connection with the Airbus MOU executed between Airbus, US Airways Group, US Airways and AWA, for certain aircraft firm orders. US Airways Group and America West Holdings were required to pay non-refundable restructuring fees, which were paid by means of set-off against existing equipment deposits of US Airways Group and AWA held by Airbus.

2) The 2005 nine-month period includes $1 million of special charges related to the final Boeing 737-200 aircraft which was removed from service in January 2005. The 2004 quarter includes $2 million special charges related to the return of certain Boeing 737-200 aircraft. This amount includes termination payments of $2.1 million, the write-down of leasehold improvements and aircraft rent balances of $1.7 million, offset by the reversal of maintenance reserves of $2.2 million. The 2004 period also includes a credit of $1 million related to the revision of the estimated costs associated with the sale and leaseback of certain aircraft recorded in the first quarter.

3) The 2004 period includes $1 million for the write-off of debt issue costs in connection with the refinancing of the IBJ term loan.

4) The 2005 quarter includes a loss of $27 million related to the sale and leaseback of six 737-300 aircraft and two 757 aircraft. The 2005 nine-month period also includes a total of $8.0 million loss on the sale and leaseback of two new Airbus A320 aircraft acquired during the first and second quarters.

5) The 2005 quarter includes expenses totaling $7 million related to the early return of ten aircraft in connection to the GE MOU.

6) The 2005 quarter and the 2005 nine-month period includes $27 million and $73 million unrealized gain, respectively, and the 2004 quarter and the 2004 nine-month period includes a $20 million and $25 million unrealized gain, respectively, resulting from mark-to-market accounting for changes in the fair value of the Company’s fuel hedging instruments.

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 8
US Airways Group, Inc.
Reconciliation of Group Operating Cost per ASM Excluding Special Items, Fuel and Realized Gains
on Fuel Hedging Instruments, Net — Mainline only

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(in millions)
Total operating expenses	$997	$689	$2,473	$1,991
Less: Express expenses	(168)	(101)	(414)	(264)

Total mainline operating expenses	829	588	2,059	1,727

Special items:
Special charges — Airbus restructuring fees	(57)	—	(57)	—
Special charges - 3q04 return of Boeing 737-200	—	(2)	(1)	(1)
Loss on aircraft sale leaseback transaction	(27)	—	(35)	—
GE MOU	(7)	—	(7)	—
Unrealized gain on fuel hedging instruments, net	27	20	73	25

Operating expenses, excluding special items	765	606	2,032	1,751

Aircraft fuel and related taxes	(252)	(153)	(611)	(416)
Realized gains on fuel hedging instruments, net	29	6	51	11

	(223)	(147)	(560)	(405)

Operating expenses, excluding special items, fuel and realized gains on fuel hedging instruments, net	$542	$459	$1,472	$1,346

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(in cents)
Operating cost per ASM	9.87	7.68	8.77	7.66
Special items:
Special charges — Airbus restructuring fees	(0.68)	—	(0.24)	—
Special charges - 3q04 return of Boeing 737-200	—	(0.02)	—	—
Loss on aircraft sale leaseback transaction	(0.32)	—	(0.15)	—
GE MOU	(0.08)	—	(0.03)	—
Unrealized gain on fuel hedging instruments, net	0.32	0.27	0.31	0.10

Operating cost per ASM, excluding special items	9.11	7.93	8.66	7.76

Aircraft fuel and related taxes	(3.01)	(2.00)	(2.60)	(1.84)
Realized gains on fuel hedging instruments, net	0.35	0.08	0.22	0.05

	(2.66)	(1.92)	(2.38)	(1.79)

Operating expenses, excluding special items, fuel and realized gains on fuel hedging instruments, net	6.45	6.01	6.28	5.97

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 9
America West Airlines, Inc.
Consolidated Statements of Operations
(in millions)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	9 Months Ended	9 Months Ended	Percent
	September 30, 2005	September 30, 2004	Change	September 30, 2005	September 30, 2004	Change
Operating revenues
Mainline passenger	$653	$542	20.5	$1,884	$1,649	14.3
Express revenue	137	98	39.8	371	260	42.7
Cargo	7	6	16.7	24	20	20.0
Other	49	32	53.1	123	93	32.3

Total operating revenues	846	678	24.8	2,402	2,022	18.8

Operating expenses
Aircraft fuel and related taxes	225	153	47.1	584	416	40.4
Gain on fuel hedging instruments, net:
Realized	(29)	(6)	—	(51)	(11)	—
Unrealized	(27)	(20)	35.0	(73)	(25)	—
Salaries and related costs	178	165	7.9	526	492	6.9
Express expenses:
Fuel	53	27	96.3	129	68	89.7
Other	96	74	29.7	266	196	35.7
Aircraft rent	85	76	11.8	243	227	7.0
Aircraft maintenance	60	54	11.1	158	157	0.6
Other rent and landing fees	43	43	—	130	127	2.4
Selling expenses	45	38	18.4	126	117	7.7
Special charges, net	84	2	—	85	1	—
Depreciation and amortization	14	13	7.7	37	40	(7.5)
Other	77	68	13.2	217	183	18.6

Total operating expenses	904	687	31.6	2,377	1,988	19.6

Operating income/(loss)	(58)	(9)	—	25	34	(26.5)

Nonoperating income (expenses)
Interest income	5	4	25.0	12	10	20.0
Interest expense, net	(20)	(22)	(9.1)	(62)	(64)	(3.1)
Other, net	2	(1)	—	3	3	—

Total nonoperating expenses, net	(13)	(19)	(31.6)	(47)	(51)	(7.8)

Loss before income taxes	(71)	(28)	—	(22)	(17)	29.4

Income taxes	—	—	—	—	—	—

Net loss	$(71)	$(28)	—	$(22)	$(17)	29.4

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 10
America West Airlines, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		9 Months Ended	9 Months Ended	Percent
	September 30, 2005	September 30, 2004	Change		September 30, 2005	September 30, 2004	Change
Mainline:
Revenue passenger miles (in millions)	6,333	6,227	1.7		18,390	17,448	5.4
Available seat miles (ASM) (in millions)	7,875	7,646	3.0		22,932	22,550	1.7
Passenger load factor (percent)	80.4	81.4	(1.0	) pt	80.2	77.4	2.8	pts
Yield (cents)	10.31	8.71	18.4		10.24	9.45	8.4
Passenger revenue per ASM (cents)	8.29	7.09	16.9		8.21	7.31	12.3
Total revenue per ASM (cents)	9.01	7.60	18.6		8.85	7.81	13.3

Passenger enplanements (in thousands)	5,802	5,556	4.4		16,725	15,796	5.9
Aircraft (end of period)	142	139	2.2		142	139	2.3
Block hours	144,332	140,076	3.0		424,194	415,956	2.0
Average stage length (miles)	1,030	1,067	(3.5)		1,030	1,054	(2.3)
Average passenger journey (miles)	1,733	1,771	(2.1)		1,680	1,688	(0.5)
Fuel consumption (gallons in millions)	117.0	115.5	1.3		338.6	337.9	0.2
Average fuel price (dollars per gallon) with related taxes	1.92	1.32	45.5		1.72	1.23	39.8
Average fuel price including realized gains on fuel hedging instruments, net (dollars)	1.67	1.27	31.8		1.57	1.20	31.3
Average number of full-time equivalent employees	12,179	11,936	2.0		12,178	11,924	2.1

Operating cost per ASM (cents)	9.60	7.67	25.2		8.64	7.64	13.1
Operating cost per ASM excluding special items (cents)	8.78	7.91	11.0		8.53	7.75	10.1
Operating cost per ASM excluding special items, fuel and realized gains on fuel hedging instruments, net (cents)	6.30	6.00	5.0		6.21	5.96	4.2

Express:
Revenue passenger miles (in millions)	919	720	27.6		2,493	1,757	41.9
Available seat miles (in millions)	1,261	968	30.3		3,467	2,422	43.1
Passenger load factor (percent)	72.9	74.4	(1.5	) pts	71.9	72.5	(0.6	) pts
Total revenue per ASM (cents)	10.84	10.09	7.4		10.72	10.73	(0.1)
Passenger enplanements (in thousands)	1,531	1,213	26.2		4,199	3,058	37.3
Operating cost per ASM (cents)	11.76	10.42	12.9		11.40	10.90	4.6

Total:
Revenue passenger miles (in millions)	7,252	6,947	4.4		20,883	19,205	8.7
Available seat miles (in millions)	9,136	8,614	6.1		26,399	24,972	5.7
Passenger load factor (percent)	79.4	80.6	(1.2	) pts	79.1	76.9	2.2	pts
Total revenue per ASM (cents)	9.27	7.88	17.6		9.10	8.10	12.3
Passenger enplanements (in thousands)	7,333	6,769	8.3		20,924	18,854	11.0
Operating cost per ASM (cents)	9.90	7.98	24.1		9.00	7.96	13.1

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 11
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
The Company believes that the presentation of certain non-GAAP financial measures such as net loss and CASM excluding special items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel and gains on fuel hedging instruments is useful to investors because it provides the ability to monitor the airline’s cost performance absent fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.
America West Airlines, Inc.
Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel and Realized Gains
on Fuel Hedging Instruments
Reconciliation of Net Loss Excluding Special Items

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(in millions)
Net loss used to calculate basic loss per share:
Net loss as reported	$(71)	$(28)	$(22)	$(17)
Special items:
Special charges — Airbus restructuring fees (1)	57	—	57	—
Special charges - 3q04 return of Boeing 737-200 (2)	—	2	1	1
Special charges - 3q04 write off of debt issue costs (3)	—	1	—	1
Loss on aircraft sale leaseback transaction (4)	27	—	35	—
GE MOU (5)	7	—	7	—
Unrealized gain on fuel hedging instruments, net (6)	(27)	(20)	(73)	(25)

Net income/(loss), as adjusted for special items	$(7)	$(45)	$5	$(40)

Footnotes:

1)	The 2005 quarter includes AWA’s restructuring fee of $50 million along with $7 million in related capitalized interest in connection with the Airbus MOU executed between Airbus, US Airways Group and AWA, for certain aircraft firm orders. US Airways Group and America West Holdings were required to pay non-refundable restructuring fees, which were paid by means of set-off against existing equipment deposits of US Airways Group and AWA held by Airbus.

2)	The 2005 nine-month period includes $1 million of special charges related to the final Boeing 737-200 aircraft which was removed from service in January 2005. The 2004 quarter includes $2 million special charges related to the return of certain Boeing 737-200 aircraft. This amount includes termination payments of $2.1 million, the write-down of leasehold improvements and aircraft rent balances of $1.7 million, offset by the reversal of maintenance reserves of $2.2 million. The 2004 period also includes a credit of $1 million related to the revision of the estimated costs associated with the sale and leaseback of certain aircraft recorded in the first quarter.

3)	The 2004 period includes $1 million for the write-off of debt issue costs in connection with the refinancing of the IBJ term loan.

4)	The 2005 quarter includes a loss of $27 million related to the sale and leaseback of six 737-300 aircraft and two 757 aircraft. The 2005 nine-month period also includes a total of $8.0 million loss on the sale and leaseback of two new Airbus A320 aircraft acquired during the first and second quarters.

5)	The 2005 quarter includes expenses totaling $7 million related to the early return of ten aircraft in connection to the GE MOU.

6)	The 2005 quarter and the 2005 nine-month period includes $27 million and $73 million unrealized gain, respectively, and the 2004 quarter and the 2004 nine-month period includes a $20 million and $25 million unrealized gain, respectively, resulting from mark-to-market accounting for changes in the fair value of the Company’s fuel hedging instruments.

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 12
America West Airlines, Inc.
Reconciliation of Airline Operating Cost per ASM Excluding Special Items, Fuel and Realized Gains
on Fuel Hedging Instruments, Net — Mainline only

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(in millions)

Total operating expenses	$904	$687	$2,377	$1,988
Less: Express expenses	(149)	(101)	(395)	(264)

Total mainline operating expenses	755	586	1,982	1,724

Special items:
Special charges — Airbus restructuring fees	(57)	—	(57)	—
Special charges — 3q04 return of Boeing 737-200	—	(2)	(1)	(1)
Loss on aircraft sale leaseback transaction	(27)	—	(35)	—
GE MOU	(7)	—	(7)	—
Unrealized gain on fuel hedging instruments, net	27	20	73	25

Operating expenses, excluding special items	691	604	1,955	1,748

Aircraft fuel and related taxes	(225)	(153)	(584)	(416)
Realized gains on fuel hedging instruments, net	29	6	51	11

	(196)	(147)	(533)	(405)

Operating expenses, excluding special items, fuel and realized gains on fuel hedging instruments, net	$495	$457	$1,422	$1,343

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(in cents)

Operating cost per ASM	9.60	7.67	8.64	7.64

Special items:
Special charges — Airbus restructuring fees	(0.73)	—	(0.25)	—
Special charges — 3q04 return of Boeing 737-200	—	(0.02)	—	—
Loss on aircraft sale leaseback transaction	(0.34)	—	(0.15)	—
GE MOU	(0.09)	—	(0.03)	—
Unrealized gain on fuel hedging instruments, net	0.34	0.26	0.32	0.11

Operating cost per ASM, excluding special items	8.78	7.91	8.53	7.75

Aircraft fuel and related taxes	(2.85)	(1.99)	(2.55)	(1.84)
Realized gains on fuel hedging instruments, net	0.37	0.08	0.23	0.05

	(2.48)	(1.91)	(2.32)	(1.79)

Operating expenses, excluding special items, fuel and realized gains on fuel hedging instruments, net	6.30	6.00	6.21	5.96

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 13
US Airways, Inc.
Consolidated Statements of Operations
(in millions)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	9 Months Ended	9 Months Ended	Percent
	September 30, 2005	September 30, 2004	Change	September 30, 2005	September 30, 2004	Change
Operating revenues
Mainline passenger	$1,273	$1,251	1.8	$3,737	$3,834	(2.5)
Express revenue	430	352	22.2	1,182	1,046	13.0
Cargo	24	30	(20.0)	68	96	(29.2)
Other	155	155	—	470	443	6.1

Total operating revenues	1,882	1,788	5.3	5,457	5,419	0.7

Operating expenses
Aircraft fuel and related taxes	409	253	61.7	1,111	709	56.7
Salaries and related costs	331	583	(43.2)	1,070	1,719	(37.8)
Express expenses	429	357	20.2	1,228	1,026	19.7
Aircraft rent	98	99	(1.0)	293	299	(2.0)
Other rent and landing fees	92	100	(8.0)	280	297	(5.7)
Selling expenses	77	93	(17.2)	257	284	(9.5)
Aircraft maintenance	89	73	21.9	252	220	14.5
Depreciation and amortization	47	60	(21.7)	153	166	(7.8)
Other	329	328	0.3	955	919	3.9

Total operating expenses	1,901	1,946	(2.3)	5,599	5,639	(0.7)

Operating loss	(19)	(158)	(88.0)	(142)	(220)	(35.5)

Nonoperating income (expenses)
Interest income	6	5	20.0	15	11	36.4
Interest expense, net	(66)	(52)	26.9	(222)	(164)	35.4
Reorganization items, net	664	(12)	—	636	(12)	—
Other, net	(1)	(2)	(50.0)	(9)	20	—

Total nonoperating income/(expenses), net	603	(61)	—	420	(145)	—

Income/(loss) before income taxes	584	(219)	—	278	(365)	—

Income tax benefit	—	5	(100.0)	2	6	(66.7)

Net income/(loss)	$584	$(214)	—	$280	$(359)	—

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 14
US Airways, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		9 Months Ended	9 Months Ended	Percent
	September 30, 2005	September 30, 2004	Change		September 30, 2005	September 30, 2004	Change
Mainline:
Revenue passenger miles (in millions)	10,255	10,666	(3.9)		30,629	30,455	0.6
Available seat miles (ASM) (in millions)	13,225	13,715	(3.6)		40,228	40,224	0.0
Passenger load factor (percent)	77.5	77.8	(0.3	) pts	76.1	75.7	0.4	pts
Yield (cents)	12.41	11.73	5.8		12.20	12.59	(3.1)
Passenger revenue per ASM (cents)	9.62	9.12	5.5		9.29	9.53	(2.5)
Total revenue per ASM (cents)	10.98	10.47	4.9		10.63	10.87	(2.2)

Passenger enplanements (in thousands)	10,110	10,443	(3.2)		31,465	31,366	0.3
Aircraft (end of period)	251	282	(11.0)		251	282	(11.0)
Block hours	232,195	241,868	(4.0)		728,434	722,026	0.9
Average stage length (miles)	802	819	(2.1)		793	799	(0.8)
Average passenger journey (miles)	1,014	1,021	(0.7)		973	971	0.2
Fuel consumption (gallons in millions)	219.0	227.0	(3.5)		663.0	668.0	(0.7)
Average fuel price (dollars per gallon) with related taxes	1.88	1.11	69.4		1.68	1.06	58.5
Average number of full-time equivalent employees	20,828	26,942	(22.7)		22,309	26,858	(16.9)

Operating cost per ASM (cents)	11.13	11.59	(4.0)		10.87	11.47	(5.2)
Operating cost per ASM excluding fuel, net (cents)	8.04	9.74	(17.5)		8.10	9.71	(16.6)

Express
Revenue passenger miles (in millions)	1,744	1,379	26.5		4,949	3,685	34.3
Available seat miles (in millions)	2,694	2,108	27.8		7,708	5,900	30.6
Passenger load factor (percent)	64.7	65.4	(0.7	) pts	64.2	62.5	1.7	pts
Total revenue per ASM (cents)	15.96	16.70	(4.4)		15.33	17.73	(13.5)
Passenger enplanements (in thousands)	4,268	3,572	19.5		12,323	8,891	38.6
Operating cost per ASM (cents)	15.92	16.94	(6.0)		15.93	17.39	(8.4)

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	11,999	12,045	(0.4)		35,578	34,140	4.2
Available seat miles (in millions)	15,919	15,823	0.6		47,936	46,124	3.9
Passenger load factor (percent)	75.4	76.1	(0.7	) pts	74.2	74.0	0.2	pts
Total revenue per ASM (cents)	11.82	11.30	4.6		11.38	11.75	(3.1)
Operating cost per ASM (cents)	11.94	12.30	(2.9)		11.68	12.23	(4.5)

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 15
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
The Company believes that the presentation of certain non-GAAP financial measures such as net income/(loss) and CASM excluding special items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel is useful to investors because it provides the ability to monitor the airline’s cost performance absent fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.
US Airways, Inc.
Reconciliation of Net Income/(Loss) Excluding Reorganization items:
Reconciliation of Net Income/(Loss) Excluding Reorganization items:

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(in millions)

Net income/(loss) as reported	$584	$(214)	$280	$(359)
Special items:
Reorganization items	(664)	12	(636)	12

Net loss, as adjusted for special items	$(80)	$(202)	$(356)	$(347)

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 16
US Airways, Inc.
Reconciliation of Airline Operating Cost per ASM Excluding Fuel, Net — Mainline only

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(in millions)

Total operating expenses	$1,901	$1,946	$5,599	$5,639
Less: Express expenses	(429)	(357)	(1,228)	(1,026)

Total mainline operating expenses	1,472	1,589	4,371	4,613

Aircraft fuel and related taxes	(409)	(253)	(1,111)	(709)

Operating expenses excluding fuel, net	$1,063	$1,336	$3,260	$3,904

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(in cents)

Operating cost per ASM	11.13	11.59	10.87	11.47

Aircraft fuel and related taxes	(3.09)	(1.85)	(2.77)	(1.76)

Operating expenses excluding fuel, net	8.04	9.74	8.10	9.71

US Airways Group, Inc.
Third Quarter 2005 Financial Results / 17
US Airways Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2005	December 31, 2004
Assets

Current assets
Cash equivalents and short-term investments	$1,378	$276
Restricted cash	87	41
Other current assets, net	1,003	308

Total current assets	2,468	625

Property and equipment, net	2,920	656

Other assets
Restricted cash	702	72
Goodwill	584	—
Intangibles, net	592	—
Other assets	362	122

Total assets	$7,628	$1,475

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$244	$155
Other liabilities	2,598	510

Total current liabilities	2,842	665

Long-term debt, less current maturities	2,902	640
Deferred credits and other noncurrent liabilities	977	134
Stockholders’ equity	907	36

Total liabilities and stockholders’ equity	$7,628	$1,475